Exhibit 10.4

Form for non-employee director

ATRICURE, INC.

2014 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms in this Option Agreement shall have the same meanings ascribed to such terms in the AtriCure, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”).

I. NOTICE OF STOCK OPTION GRANT

Name:

Address:

You (the “Optionee”) have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number

Date of Grant

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option	Nonstatutory Stock Option

Expiration Date

A. Vesting Schedule.

This Option may be exercised, in whole or in part, in accordance with the following schedule:

•	One-third shall first become vested and exercisable on the earlier of (i) the one-year anniversary of the date of the grant and (ii) the date on which the Company’s annual meeting of stockholders is held that year, provided the Optionee is a director immediately prior to such annual meeting;

•	One-third shall become vested and exercisable on the earlier of (i) the two-year anniversary of the date of the grant and (ii) the date on which the Company’s annual meeting of stockholders is held that year, provided the Optionee is a director immediately prior to such annual meeting; and

•	One-third shall become vested and exercisable on the earlier of (i) the three-year anniversary of the date of the grant and (ii) the date on which the Company’s annual meeting of stockholders is held that year, provided the Optionee is a director immediately prior to such annual meeting.

B. Termination Period.

This Option may only be exercised for three (3) months after Optionee ceases to be a Service Provider. Upon the termination of Optionee, this Option may only be exercised for one (1) year after Optionee ceases to be a Service Provider as the result of death or Disability, and ninety (90) days as a result of Retirement. In all cases, this Option will expire on the Expiration Date set forth above.

II. AGREEMENT

A. Grant of Option.

The Administrator of the Plan hereby grants to the Optionee an Option to purchase the number of Shares set forth in Part I of this Option Agreement, at the exercise price per Share set forth in Part I of this Option Agreement (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 13(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in Part I of this Option Agreement as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it (together with all prior Options granted to the Optionee) exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

B. Exercise of Option.

(1) Term. This Option is exercisable at any time prior to the Expiration Date set forth above in accordance with the Vesting Schedule set forth above and the applicable provisions of the Plan and this Option Agreement.

(2) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C. Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(1) cash;

(2) check;

(3) consideration received by the Company under a cashless exercise program (if any) implemented by the Company in connection with the Plan; or

(4) surrender of other Shares, which in the case of Shares acquired from the Company, (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

D. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E. Tax Obligations.

(1) Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(2) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two (2) years after the Date of Grant, or (b) the date one (1) year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

F. Entire Agreement; Governing Law.

The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This Option Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Ohio.

G. NO GUARANTEE OF CONTINUED SERVICE.

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

[Remainder of page intentionally left blank. Signature page follows.]

By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	ATRICURE, INC.

By:
Signature	Michael H. Carrel
President and Chief Executive Officer

By:
M. Andrew Wade
Vice President and Chief Financial Officer
Residence Address

EXHIBIT A

ATRICURE, INC.

2014 STOCK INCENTIVE PLAN

EXERCISE NOTICE

AtriCure, Inc.

6217 Centre Park Drive

West Chester, Ohio 45069

Attention: Chief Financial Officer

1. Exercise of Option. Effective as of today             ,             , the undersigned (“Purchaser”) hereby elects to purchase             shares (the “Shares”) of the Common Stock of AtriCure, Inc. (the “Company”) under and pursuant to the Amended and Restated 2014 Stock Incentive Plan (the “Plan”) and the Stock Option Agreement dated             (the “Option Agreement”). The purchase price for the Shares shall be $            per Share, as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 8 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

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6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of Ohio.

Submitted by:	Accepted by:

PURCHASER:	ATRICURE, INC.

By:
Signature

Print Name	Title

Address:	Address:

6217 Centre Park Drive

West Chester, Ohio 45069

Date Received

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